                                                                     EXHIBIT a.7

                          IMMEDIATE ATTENTION REQUIRED

September 4, 1997

     RE: BFI EMPLOYEE STOCK OWNERSHIP AND SAVINGS PLAN

Dear Plan Participant:

     Our records reflect that a portion of your individual account in the plan described above (the "Plan") is invested in Browning-Ferris Industries, Inc. stock.

     Enclosed are tender offer materials and a Direction Form that require your immediate attention. These materials describe an offer to purchase shares of common stock (including the associated preferred stock purchase rights) of Browning-Ferris Industries, Inc. at prices not greater than $39.00 nor less than $34.00 per share. As described below, you have the right to instruct Fidelity Management Trust Company ("Fidelity"), as Trustee of the Plan, concerning whether and on what terms to tender shares credited to your individual account under the Plan.

     YOU WILL NEED TO COMPLETE THE ENCLOSED DIRECTION FORM AND RETURN IT TO FIDELITY INSTITUTIONAL RETIREMENT SERVICES COMPANY IN THE ENCLOSED RETURN ENVELOPE SO THAT IT IS RECEIVED BY 12:00 MIDNIGHT, EASTERN TIME, ON SEPTEMBER 26, 1997, UNLESS EXTENDED. PLEASE COMPLETE AND RETURN THE DIRECTION FORM EVEN IF YOU DECIDE NOT TO PARTICIPATE IN THE TENDER OFFER DESCRIBED BELOW. REGARDLESS OF YOUR PARTICIPATION IN THIS TENDER OFFER, YOUR ABILITY TO PERFORM CERTAIN TRANSACTION WILL BE AFFECTED BY THE OFFER, AS DESCRIBED BELOW.

     The remainder of this letter summarizes the transaction, your rights under the Plan and the procedures for completing the Direction Form. You should also review the more detailed explanation provided in the other materials including the Offer to Purchase and the related Letter of Transmittal, enclosed with this letter.

BACKGROUND

     Browning-Ferris Industries, Inc. (the "Company") has made a tender offer to purchase up to 15,000,000 shares of its common stock, par value $.16 2/3 per share (including the associated preferred stock purchase rights, the "Shares"), at prices not greater than $39.00 nor less than $34.00 per Share. The enclosed Offer to Purchase dated September 4, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (together with the Offer to Purchase, the "Offer") set forth the objectives, terms and conditions of the Offer and are being provided to all of the Company's stockholders.

     The Company's Offer to Purchase extends to the Shares held by the Plan. As of August 29, 1997, the Plan held approximately 3,857,942 Shares (the "Plan Shares"). Only Fidelity as Trustee of the Plan can tender these Shares for sale. Plan Shares are attributable to both restricted sources and participant directed sources. Generally, Shares attributable to restricted sources must be invested in Company stock while Shares attributable to participant directed sources may be invested in all Plan investment options. Nonetheless, as a Plan participant, you have the right to direct Fidelity whether or not to tender some or all of the Shares credited to your individual account in the Plan. If you direct Fidelity to tender any of the Shares credited to your individual account, you must also specify the price or prices at which the Shares should be tendered.

     Unless otherwise required by applicable law, Fidelity will tender Shares credited to participant accounts in accordance with participant instructions. Fidelity will not tender Shares credited to participant accounts for which Fidelity does not receive timely instructions, unless otherwise required by applicable law.

     Please note that a tender of Shares credited to your individual account under the Plan can be made only by Fidelity as the holder of record. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER DIRECTLY SHARES CREDITED TO YOUR INDIVIDUAL ACCOUNT UNDER THE PLAN.

     FIDELITY MAKES NO RECOMMENDATIONS AS TO WHETHER TO DIRECT THE TENDER OF SHARES, THE PRICE AT WHICH TO TENDER, OR WHETHER TO REFRAIN FROM DIRECTING THE TENDER OF SHARES. EACH PARTICIPANT MUST MAKE HIS OR HER OWN DECISION ON THESE MATTERS.

CONFIDENTIALITY

     TO ASSURE THE CONFIDENTIALITY OF YOUR DECISION, FIDELITY AND ITS AFFILIATES OR AGENTS WILL TABULATE THE DIRECTION FORMS. NEITHER FIDELITY NOR ITS AFFILIATES OR AGENTS WILL MAKE THE RESULTS OF YOUR INDIVIDUAL DIRECTION AVAILABLE TO THE COMPANY.

HOW THE OFFER WORKS

     The details of the Offer are described in the enclosed materials, which you should review carefully. However, in broad outline, the transaction will work as follows with respect to Plan participants.

     - The Company has offered to purchase up to 15,000,000 of its Shares at a single per Share price not greater than $39.00 nor less than $34.00.

     - If you want any of the Shares credited to your individual account under the Plan sold pursuant to the Offer, you need to instruct Fidelity by completing the enclosed Direction Form and returning it in the enclosed return envelope.

     - In order to be valid, Direction Forms must be received by Fidelity no later than 12:00 MIDNIGHT on FRIDAY, SEPTEMBER 26, 1997, unless the Offer is extended.

     - You need to specify on the Direction Form the per Share price (in multiples of $.125), which cannot be greater than $39.00 nor less than $34.00, at which you wish to tender the Shares credited to your individual account under the Plan.

     - Please complete and return the Direction Form even if you decide not to participate in the Offer. The form should be returned to Fidelity at P.O. Box 9142, Hingham, MA 02043-9964. If you wish to return the form by overnight mail, please send it to Fidelity's tabulation agent, Management Information Services, at 61 Accord Park Drive, Norwell, MA 02061. If Fidelity does not receive timely instructions from you with respect to the Shares credited to your individual account, Fidelity will not tender any of such Shares in response to the Offer, unless otherwise required by applicable law.

     - After the deadline above for returning the Direction Form to Fidelity, Fidelity and its affiliates or agents will complete the tabulation of all directions and Fidelity, as Trustee, will tender the appropriate number of Shares. For purposes of this tabulation, Fidelity will calculate the number of Shares credited to your individual account based upon the close of business on September 24, 1997. Any Shares attributable to contributions made to your account after September 24, 1997, will be considered uninstructed pursuant to this Offer, and Fidelity will not tender any of such Shares in response to the Offer, unless otherwise required by applicable law.

     - After the expiration date of the Offer, the Company will determine the per Share purchase price (not greater than $39.00 nor less than $34.00) (the "Purchase Price"), that allows the Company to purchase 15,000,000 Shares (or such lesser number of Shares as is validly tendered and not withdrawn at prices not greater than $39.00 and not less than $34.00 per Share). The Purchase Price will be paid for all purchased Shares, even those Shares tendered at a lower price.

     - Unless the Offer is terminated or amended in accordance with its terms, the Company will then buy all of the Shares, up to 15,000,000, that were tendered at the Purchase Price or below. If there is an excess of Shares tendered over the exact number desired by the Company at the Purchase Price, Shares tendered pursuant to the Offer may be subject to proration, as set forth in Section 1 of the Offer to Purchase. Participants who tender Shares at or below the Purchase Price will receive the same per Share Purchase Price for Shares accepted for purchase.

     - If you direct the tender of any Shares credited to your individual account at a price in excess of the Purchase Price as finally determined, those Shares will not be purchased, and your individual account previously invested Company stock will remain invested in the Company stock.

PROCEDURE FOR DIRECTING TRUSTEE

     A Direction Form for making your direction is enclosed. You must complete, sign and return the enclosed Direction Form in the return envelope so that it is RECEIVED at the address listed on the enclosed return envelope not later than 12:00 Midnight, Eastern Time, on Friday, September 26, 1997, unless extended. PLEASE COMPLETE AND RETURN THE DIRECTION FORM EVEN IF YOU DECIDE NOT TO PARTICIPATE IN THE OFFER. If Fidelity does not receive timely instructions from you with respect to the Shares credited to your individual account, Fidelity will not tender any of such Shares in response to the Offer, unless otherwise required by applicable law. Please note that on the Direction Form the number of Shares credited to your individual account as of August 29, 1997, is indicated to the right of your address. As described above, the actual number of Shares credited to your individual account for purposes of the Offer may vary from this amount.

     To properly complete your Direction Form, you must do the following:

     (1) On the face of the Direction Form, check Box 1 or 2. CHECK ONLY ONE
BOX:

        - CHECK BOX 1 if you do not want the Shares credited to your individual account tendered for sale at any price and simply want the Plan to continue holding such Shares.

        - CHECK BOX 2 in all other cases and complete the table immediately below Box 2. Specify the percentage of Shares credited to your individual account that you want to tender at each price indicated.

          You may direct the tender of Shares credited to your individual account at different prices. To do so, you must state the percentage (in whole numbers) of Shares to be sold at each indicated price by filling in the percentage of such Shares on the line immediately before the price. Leave a line blank if you want no Shares reflecting your interest in Company stock tendered at that price. THE TOTAL PERCENTAGE OF SHARES REFLECTING YOUR INTEREST IN COMPANY STOCK MAY NOT EXCEED 100%, BUT IT MAY BE LESS THAN OR EQUAL TO 100%. IF THIS AMOUNT IS LESS THAN 100%, YOU WILL BE DEEMED TO HAVE INSTRUCTED FIDELITY NOT TO TENDER THE BALANCE OF THE SHARES CREDITED TO YOUR INDIVIDUAL ACCOUNT UNDER THE PLAN.

     (2) Your directions to Fidelity will only be applied to Shares attributable to participant directed sources unless you instruct Fidelity to apply these directions to all Shares credited to your individual account by checking Box 3.

     (3) Date and sign the Direction Form in the space provided.

     (4) Return the Direction Form in the enclosed return envelope so that it is received by Fidelity at the address on the return envelope not later than 12:00 Midnight, Eastern time, on Friday, September 26, 1997, unless the Offer is extended. Please complete and return the Direction Form even if you decide not to participate in the Offer. NO FACSIMILE TRANSMITTALS OF THE DIRECTION FORM WILL BE ACCEPTED.

     Your direction will be deemed irrevocable unless withdrawn by 12:00 Midnight, Eastern time, on Friday, September 26, 1997, unless the Offer is extended. In order to make an effective withdrawal, you must submit a new Direction Form which may be obtained by calling Fidelity at 1-800-835-5098. Your new Direction Form must include your name, address and Social Security number. Upon receipt of a new, completed and signed Direction Form, your previous direction will be deemed canceled. You may direct the re-tendering of any Shares credited to your individual account by obtaining an additional Direction Form from Fidelity and repeating the previous instructions for directing tenders as set forth in this letter.

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

EFFECT OF TENDER ON YOUR ACCOUNT

     For any Shares in the Plan that are tendered to and purchased by the Company, the Company will pay cash to the Plan. INDIVIDUAL PARTICIPANTS IN THE PLAN WILL NOT RECEIVE ANY PORTION OF THE TENDER PROCEEDS DIRECTLY. ALL SUCH PROCEEDS WILL REMAIN IN THE PLAN AND MAY BE WITHDRAWN ONLY IN ACCORDANCE WITH THE TERMS OF THE PLAN.

     The investment of proceeds from the Offer depends on whether the tendered Shares accepted for purchase are attributable to participant directed or restricted sources. Fidelity will invest proceeds with respect to Shares credited to your account from participant directed sources in the Individually Managed Guaranteed Investment Fund as soon as administratively possible after receipt of proceeds. Proceeds received with respect to Shares tendered from restricted sources will be reinvested in Company stock as soon as administratively possible after receipt of the proceeds. You may call Fidelity at 1-800-835-5098 after the reinvestment is complete to learn the effect of the tender on your account or to have the proceeds from the sale of Shares which were invested in the Individually Managed Guaranteed Investment Fund invested in other investment options offered under the Plan.

     This Offer will not affect the investment of future contributions into Company stock. Nonetheless, as of 4:00 p.m., Eastern Time, on Monday, September 15, 1997, you will NOT be able to make exchanges into or out of Company stock until all tender offer processing has been completed. Additionally, as of 4:00 p.m., Eastern Time, on Tuesday, September 23, 1997, you will NOT be able to make a withdrawal from Company stock until all tender offer processing has been completed. Fidelity will complete processing as soon as administratively possible.

SHARES OUTSIDE THE PLAN

     If you hold Shares directly, you will receive, under separate cover, tender offer materials which can be used to tender such Shares directly to the Company. Those tender offer materials may not be used to direct Fidelity to tender or not tender the Shares credited to your individual account under the Plan. The direction to tender or not tender Shares credited to your individual account under the Plan may only be made in accordance with the procedures in this letter.

FURTHER INFORMATION

     If you require additional information concerning the procedure to tender Shares credited to your individual account under the Plan, please contact Fidelity at 1-800-835-5098.

                                          Sincerely,

                                          Fidelity Management Trust Company

FIDELITY INSTITUTIONAL RETIREMENT SERVICES CO.               ---------------
P.O. BOX 9107                                                  FIRST CLASS
HINGHAM, MA 02043-9107                                         U.S. POSTAGE
                                                                   PAID
                                                                  PROXY
                                                                TABULATOR
                                                             ---------------

                 BFI EMPLOYEE STOCK OWNERSHIP AND SAVINGS PLAN

                                 DIRECTION FORM

BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY THE ACCOMPANYING OFFER TO PURCHASE AND ALL OTHER ENCLOSED MATERIALS.

                                  INSTRUCTIONS

Carefully complete the detachable portion of this Direction Form below. Then insert today's date and sign your name in the spaces provided. Enclose the Direction Form in the included postage prepaid envelope and mail it promptly. YOUR DIRECTION FORM MUST BE RECEIVED BY FIDELITY AT THE ADDRESS ON THE ENCLOSED RETURN ENVELOPE NOT LATER THAN 12:00 MIDNIGHT, EASTERN TIME, ON SEPTEMBER 26, 1997, UNLESS THE OFFER IS EXTENDED. PLEASE COMPLETE AND RETURN THE DIRECTION FORM EVEN IF YOU DECIDE NOT TO PARTICIPATE IN THE OFFER. Direction Forms that are not fully or properly completed, dated, and signed, or that are received after the deadline, will be ignored, and Fidelity will not tender the Shares credited to your individual account under the Plan, unless otherwise required by applicable law.

  FIDELITY MAKES NO RECOMMENDATION TO PARTICIPANTS AS TO WHETHER TO DIRECT THE TENDER OF SHARES, THE PRICE AT WHICH TO TENDER, OR TO REFRAIN FROM DIRECTING THE TENDER OF SHARES. EACH PARTICIPANT MUST MAKE HIS OR HER OWN DECISION ON THESE MATTERS.

  As of Friday, August 28, 1997, the number of Shares credited to your individual account under the Plan is shown to the right of your address.

         --PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING--

(CHECK ONLY ONE BOX)
[ ]         1.          Please refrain from tendering and continue to HOLD all
                        Shares credited to my individual account under the Plan.
[ ]         2.          Please TENDER Shares credited to my individual account
                        attributable to participant directed sources under the Plan in the percentage indicated below for each of the prices
                        provided. (The total of the percentages may NOT exceed 100%, but it may be less than or equal to 100%). A blank space
                        before a given price will be taken to mean that no Shares
                        credited to my account are to be tendered at that price.
                        FILL IN THE TABLE BELOW ONLY IF YOU HAVE CHECKED BOX 2.

  Percentage of Shares Directed to be Tendered (The total of all percentages must be less than or equal to 100%. If the total is less than 100%, you will be deemed to have directed Fidelity NOT to tender the remaining percentage.)

------ % at $34.000       ------ % at $35.000       ------ % at $36.000       ------ % at $37.000       ------ % at $38.000
------ % at $34.125       ------ % at $35.125       ------ % at $36.125       ------ % at $37.125       ------ % at $38.125
------ % at $34.250       ------ % at $35.250       ------ % at $36.250       ------ % at $37.250       ------ % at $38.250
------ % at $34.375       ------ % at $35.375       ------ % at $36.375       ------ % at $37.375       ------ % at $38.375
------ % at $34.500       ------ % at $35.500       ------ % at $36.500       ------ % at $37.500       ------ % at $38.500
------ % at $34.625       ------ % at $35.625       ------ % at $36.625       ------ % at $37.625       ------ % at $38.625
------ % at $34.750       ------ % at $35.750       ------ % at $36.750       ------ % at $37.750       ------ % at $38.750
------ % at $34.875       ------ % at $35.875       ------ % at $36.875       ------ % at $37.875       ------ % at $38.875
                                                                                                        ------ % at $39.000

The undersigned hereby directs Fidelity Management Trust Company ("Fidelity"), as Trustee of the BFI Employee Stock Ownership and Savings Plan (the "Plan") to tender to Browning-Ferris Industries, Inc. (the "Company"). In accordance with the Offer to Purchase, dated September 4, 1997, a copy of which I have received and read, the indicated percentage of shares of the Company's common stock, par value $.16 2/3 per share (the "Shares"), credited to my individual account under the Plan, or to hold such Shares, in either case as provided above.

                                            [ ]       3.       ONLY CHECK the
                                                               box if you wish
                                                               to have your
                                                               directions above
                                                               applied to all of
                                                               the Shares
                                                               credited to your
                                                               individual
                                                               account under the
                                                               Plan. All
                                                               proceeds received
                                                               for Shares
                                                               attributable to
                                                               restricted
                                                               sources will be
                                                               reinvested in
                                                               Company stock.

                                            Date
                                                 -------------------------, 1997

                                            ------------------------------------
                                            Your signature (Please sign as your
                                            name appears at left)